Exhibit (h)(2)

FORM OF FOLLOW-ON DEALER MANAGER AGREEMENT

(THIS “FOLLOW-ON DEALER MANAGER AGREEMENT”)

WHEREAS, FS Investment Solutions, LLC (formerly FS2 Capital Partners, LLC), a Delaware limited liability company (the “Dealer Manager”), serves as dealer manager to FS Investment Corporation III, a Maryland corporation (the “Company”), in its initial public offering (the “Initial Offering”) of up to 400,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to be sold and distributed on a best-efforts basis by the Dealer Manager pursuant to a registration statement on Form N-2 (File No. 333-191925) (the “Existing Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on October 28, 2013, as supplemented and amended from time to time, and a Dealer Manager Agreement, dated December 20, 2013 (the “Dealer Manager Agreement”), among the Company, the Dealer Manager and FSIC III Advisor, LLC, a Delaware limited liability company and investment adviser to the Company (the “Advisor”);

WHEREAS, pursuant to the terms of the Initial Offering, the Company agreed not to sell any shares of Common Stock in the Initial Offering until it raised gross offering proceeds of $2,500,000 from persons not affiliated with the Company or the Advisor (the “Minimum Offering Requirement”), which Minimum Offering Requirement the Company satisfied on April 2, 2014;

WHEREAS, on December 29, 2016, the Company filed a registration statement on Form N-2 (File No. 333-215360) with the SEC (as supplemented and amended from time to time, the “Follow-On Registration Statement”) in connection with its follow-on public offering (the “Follow-On Offering”) of the unsold shares of Common Stock previously registered for sale pursuant to the Existing Registration Statement (the “Follow-On Shares”);

WHEREAS, there is no minimum offering requirement with respect to the Follow-On Offering;

WHEREAS, the Company desires that the Dealer Manager be engaged to sell and distribute the Follow-On Shares in the Follow-On Offering pursuant to the terms of this Follow-On Dealer Manager Agreement; and

WHEREAS, the Dealer Manager intends to enter into a Follow-On Selected Investment Adviser Agreement in the form attached hereto as Exhibit A (the “Follow-On Selected Investment Adviser Agreement”), pursuant to which registered investment advisers (“RIAs”) and other financial intermediaries selected dealers (each, a “Selected Dealer”) engaged by the Dealer Manager to participate in the distribution of the Common Stock will sell and distribute the Follow-On Shares in the Follow-On Offering.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Incorporation of Dealer Manager Agreement. The provisions of the Dealer Manager Agreement in effect as of the date hereof are hereby incorporated by reference and made a part of this Follow-On Dealer Manager Agreement, subject to the following amendments and supplements:

a.	Offered Shares. The term “Offered Shares” as used in the provisions of the Dealer Manager Agreement incorporated by reference herein shall mean the Follow-On Shares, which will be issued and sold to the public on a best efforts basis, as set forth in the Follow-On Registration Statement.

b.	Offering. The term “Offering” as used in the provisions of the Dealer Manager Agreement incorporated by reference herein shall mean the Follow-On Offering.

c.	Registration Statement and Prospectus. The term “Registration Statement” as used in the provisions of the Dealer Manager Agreement incorporated by reference herein shall mean the Follow-On Registration Statement and all references in the Dealer Manager Agreement to “No. 333-191925” are hereby deleted and replaced in their entirety with the following: “No. 333-215360.” For the avoidance of doubt, the term “Prospectus” means the prospectus in the form constituting a part of the Follow-On Registration Statement, as well as in the form filed with the SEC pursuant to Rule 497 after the Follow-On Registration Statement becomes effective, except that the term “Prospectus” shall also include any amendment or supplement thereto.

d.	Selected Dealers. The term “Selected Dealers” as used in the provisions of the Dealer Manager Agreement incorporated by reference herein shall mean the RIAs and other financial intermediaries participating in the Follow-On Offering.

e.	Form of Selected Investment Adviser Agreement. The first paragraph of Section 1 of the Dealer Manager Agreement incorporated by reference herein is hereby deleted and replaced in its entirety with the following: “The Corporation and the Adviser hereby represent and warrant to the Dealer Manager and each Selected Dealer with whom the Dealer Manager has entered into or will enter into a Follow-On Selected Investment Adviser Agreement (the “Follow-On Selected Investment Adviser Agreement”) in substantially the form attached as Exhibit A to this Agreement (or such other form as shall be approved in writing by the Corporation) that, as of the date hereof and at all times during the Offering Period, as that term is defined in Section 4.1 below (provided that, to the extent such representations and warranties are given only as of a specified date or dates, the Corporation and the Adviser only make such representations and warranties as of such date or dates):”

f.	Broker-Dealer References. Any and all references to the term “broker-dealer use only” in the provisions of the Dealer Manager Agreement incorporated by reference herein shall be replaced with the term “advisor use only.” The reference to “broker-dealers” in the first sentence of Section 11.2 of the Dealer Manager Agreement incorporated by reference herein is hereby deleted and replaced with “Selected Dealers.”

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g.	Offering Price. The initial offering price of the Follow-On Shares in the Follow-On Offering shall be the price per share of Common Stock set forth in the Prospectus (subject to adjustments described or otherwise provided for in the section of the Prospectus entitled “Plan of Distribution”).

h.	Selected Investment Adviser Agreement. The term “Selected Dealer Agreement” as used in the provisions of the Dealer Manager Agreement incorporated by reference herein shall mean the Follow-On Selected Investment Adviser Agreement attached hereto as Exhibit A, pursuant to which the Selected Dealer will sell and distribute the Follow-On Shares in the Follow-On Offering.

i.	Investment Advisory Agreement. The term “Investment Advisory Agreement” as used in the provisions of the Dealer Manager Agreement incorporated by reference herein shall mean the amended and restated investment advisory and administrative services agreement, dated as of August 6, 2014, as such agreement may be amended or supplemented from time to time.

j.	Offer and Sale of Offered Shares. The second sentence of Section 4.1 of the Dealer Manager Agreement incorporated by reference herein is hereby deleted and replaced in its entirety with the following: “The Offered Shares offered and sold through the Dealer Manager under this Agreement shall be offered and sold only by the Dealer Manager and, at the Dealer Manager’s sole option, by any Selected Dealers that the Dealer Manager may retain pursuant to an executed Selected Investment Adviser’s Agreement with such Selected Dealer.”

k.	Compliance with Laws. The first sentence of Section 4.2 of the Dealer Manager Agreement incorporated by reference herein is hereby deleted and replaced in its entirety with the following: “With respect to its participation and the participation by each Selected Dealer in the offer and sale of the Offered Shares (including, without limitation, any resales and transfers of Offered Shares), the Dealer Manager agrees, and, by virtue of entering into the Follow-On Selected Investment Adviser Agreement, each Selected Dealer shall have agreed, to comply and shall comply with all the applicable requirements under the Securities Act, the Exchange Act, conduct rules of FINRA or its predecessor, the National Association of Securities Dealers, Inc. (specifically including, but not in any way limited to NASD Rule 2340, FINRA Rule 2310 (including the obligations with respect to disclosure of certain information relating to liquidity and marketability of prior programs pursuant to FINRA Rules 2310(b)(3)(D)) and 5141, and NASD Rule 2420 therein (each, as may be amended from time to time), and any other applicable foreign, state or local securities or other laws or rules of FINRA or any other applicable self-regulatory agency in offering and selling the Offered Shares.”

l.	Dealer Manager Compensation. The text of Sections 4.4 and 4.5 of the Dealer Manager Agreement incorporated by reference herein are hereby deleted and replaced in their entirety with the following: “[intentionally omitted].”

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m.	Minimum Initial Purchase. The second sentence of Section 13.1 of the Dealer Manager Agreement incorporated by reference herein is hereby deleted and replaced in its entirety with the following: “The minimum initial purchase by any one purchaser in the Follow-On Offering shall be $25,000 in Offered Shares (except as otherwise indicated in the Prospectus, or in any letter or memorandum from the Company to the Dealer Manager), provided that the Dealer Manager may waive this requirement in its sold and absolute discretion.”

n.	Other References. All references in the Dealer Manager Agreement incorporated by reference herein to “FS2 Capital Partners, LLC” are hereby deleted and replaced in their entirety with “FS Investment Solutions, LLC.” All references in the Dealer Manager Agreement incorporated by reference herein to “McGladrey LLP” are hereby deleted and replaced in their entirety with “RSM US LLP.” The term “Commission” in the Dealer Manager Agreement incorporated by reference herein shall mean the Securities and Exchange Commission. All references in the Dealer Manager Agreement incorporated by reference herein to “Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, PA 19104-2867” are hereby deleted and replaced in their entirety with “201 Rouse Boulevard, Philadelphia, PA 19112.”

o.	Effectiveness. This Follow-On Dealer Manager Agreement shall be effective upon the later of (i) the date the Follow-On Registration Statement is declared effective by the SEC and (ii) the date upon which this Follow-On Dealer Manager Agreement is executed by the Company. All references in the Dealer Manager Agreement to “the date hereof” are hereby deleted and replaced in their entirety with the following: “the effective date of this Agreement.”

p.	Entire Agreement. The provisions of the Dealer Manager Agreement incorporated by reference herein, and this Follow-On Dealer Manager Agreement, together with the Exhibits attached, shall constitute the entire agreement among the parties and shall supersede any understanding, whether written or oral, prior to the date hereof with respect to the Follow-On Offering.

2.    Continued Effect of Existing Dealer Manager Agreement. All terms and conditions of the existing Dealer Manager Agreement between the Company and the Dealer Manager with respect to the Common Stock to be issued and sold pursuant to the Existing Registration Statement shall remain unmodified and in full force and effect.

3.    Effect of Future Amendments. For the avoidance of doubt, any amendment, supplement or other modification to any provision(s) of the Dealer Manager Agreement entered into after the date hereof shall not be incorporated and made part of this Follow-On Dealer Manager Agreement, unless expressly agreed to by the parties hereto in writing.

4.    Counterparts. The parties hereto may sign any number of copies of this Follow-On Dealer Manager Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page of this Follow-On Dealer Manager Agreement or any document or instrument delivered in connection

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herewith by telecopy or other electronic method shall be effective as delivery of a manually executed counterpart of this Follow-On Dealer Manager Agreement or such other document or instrument, as applicable.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Follow-On Dealer Manager Agreement to be duly executed as of the last date written below.

Date:	COMPANY: FS INVESTMENT CORPORATION III

By:
Name:
Title:

Date:	DEALER MANAGER: FS INVESTMENT SOLUTIONS, LLC

By:
Name:
Title:

Date:	ADVISOR: FSIC III ADVISOR, LLC

By:
Name:
Title:

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EXHIBIT A

FOLLOW-ON SELECTED INVESTMENT ADVISER AGREEMENT

FS INVESTMENT CORPORATION III

THIS FOLLOW-ON SELECTED INVESTMENT ADVISER AGREEMENT (the “Agreement”) is made and entered into as of the date indicated on Exhibit A attached hereto and by this reference incorporated herein, between FS Investment Corporation III, a Maryland corporation (the “Company”), and the selected investment adviser (“Adviser”) identified in Exhibit A hereto.

WHEREAS, the Company is offering up to [                ] shares of its common stock, par value $0.001 per share (the “Shares”) on a continuous basis in a public offering (the “Offering”) of the Shares pursuant to a prospectus (as may be amended or supplemented from time to time, the “Prospectus”) filed with the Securities and Exchange Commission (the “SEC”), at an offering price as provided in the Prospectus, but which may be adjusted from time to time by the Company to ensure that shares are not sold at a price per share that is below net asset value per share (as so adjusted, the “Current Offering Price”);

WHEREAS, FS Investment Solutions, LLC, a registered broker-dealer that is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), is serving as the dealer manager for the Offering (the “Dealer Manager”);

WHEREAS, the Company has filed a registration statement on Form N-2, for the registration of the offer and sale of the Shares under the Securities Act of 1933, as amended (the “Securities Act”) (such registration statement, including the Prospectus and exhibits thereto, as may be amended from time to time, being herein referred to as the “Registration Statement”);

WHEREAS, the offer and sale of the Shares shall be made pursuant to the terms and conditions of the Registration Statement and, further, pursuant to the terms and conditions of all applicable federal securities laws and the applicable securities laws of all jurisdictions in which the Shares are offered and sold; and

WHEREAS, the Company desires to give the clients of Adviser the opportunity to purchase the Shares, and Adviser is willing and desires to provide its clients with information concerning the Shares and the procedures for subscribing for the Shares upon the terms and conditions stated herein and in the Registration Statement.

NOW, THEREFORE, in consideration of the premises and terms and conditions thereof, it is agreed between the Company and Adviser as follows:

1.    Purchase of Shares.

(a)    Subject to the terms and conditions herein set forth, the Company hereby makes available for purchase by the clients of Adviser the Shares described in the Registration Statement. Adviser hereby covenants, represents, warrants and agrees that, in regard to any purchase of the Shares by its clients, it will comply with all of the terms and conditions set forth in the Registration Statement, all applicable state and federal laws, including the Securities Act, the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), any applicable state securities laws and laws governing fiduciaries, and any and all regulations and rules pertaining thereto. Neither Adviser nor any other person shall have any authority to give any information or make any representations in connection with the Offering other than as contained in the Registration Statement, and as is otherwise expressly authorized in writing by the Company.

(b)    Clients of Adviser may purchase the Shares according to all such terms as are contained in the Registration Statement. Adviser shall comply with all requirements set forth in the Registration Statement. Adviser shall use and distribute, in connection with the Shares, only the Prospectus, and such sales literature and advertising materials that shall conform in all respects to any restrictions of local law and the applicable requirements of the Securities Act and FINRA and that has been approved in writing by the Company. The Company reserves the right to establish such additional procedures as it may deem necessary to ensure compliance with the requirements set forth in the Registration Statement, and Adviser shall comply with all such additional procedures.

(c)    The Shares may be purchased by clients of Adviser only where the Shares may be legally offered and sold, only by such persons in such jurisdictions who shall be legally qualified to purchase the Shares, and only by such persons in such jurisdictions in which Adviser is registered as an investment adviser or exempt from any applicable registration requirements.

(d)    In accordance with the “Plan of Distribution” section of the Prospectus, the Company will sell the Shares in the Offering through independent investment adviser representatives of Adviser. Except as otherwise indicated in the Prospectus or in any letter or memorandum sent to Adviser by the Company or the Dealer Manager, a minimum initial investment of $25,000 is required and any additional investments must be made in amounts of at least $500; provided, however, that the Dealer Manager may waive the minimum initial investment requirement in its sole and absolute discretion.

(e)    Adviser will use every reasonable effort to ensure that the Shares are purchased only by investors who:

(1)    meet the investor suitability standards, including the minimum income and net worth standards established by the Company and set forth in the Prospectus, and minimum purchase requirements set forth in the Prospectus;

(2)    can reasonably benefit from an investment in the Shares based on each prospective investor’s overall investment objectives and portfolio structuring;

(3)    are able to bear the economic risk of the investment based on each prospective investor’s overall financial situation; and

(4)    have apparent understanding of: (i) the features of an investment in the Shares; (ii) the fundamental risks of an investment in the Shares; (iii) the risk that the prospective investor may lose his or her entire investment in the Shares; (iv) the lack of liquidity of the Shares; (v) the background and qualifications of FSIC III Advisor, LLC, the adviser to the Company and GSO / Blackstone Debt Funds Management LLC, the sub-adviser to the Company; and (vi) the tax consequences of an investment in the Shares.

Adviser will make the determinations required to be made by it pursuant to this subparagraph (e) based on information it has obtained from each prospective investor, including, but not limited to, the prospective investor’s age, investment objectives, investment experience, income, net worth, financial situation, and other investments of the prospective investor, as well as any other pertinent factors required by applicable law or otherwise deemed by Adviser to be relevant. Adviser acknowledges that, in the case of subscriptions made by fiduciary accounts, the suitability standards set forth in this subparagraph (e) must be met by the person who directly or indirectly supplied the funds for the purchase of the Shares or by the beneficiary of such fiduciary account.

(f)    In addition to complying with the provisions of subparagraph (e) above, and not in limitation of any other obligations of Adviser to determine suitability imposed by state or federal law, Adviser agrees that it will comply fully with the following provisions:

(1)    Adviser shall have reasonable grounds to believe, based upon information provided by the investor concerning his or her investment objectives, other investments, financial situation and needs, and upon any other information known by Adviser, that (i) each client of Adviser that purchases Shares is or will be in a financial position appropriate to enable him or her to realize to a significant extent the benefits (including tax benefits) of an investment in the Shares, (ii) each client of Adviser that purchases Shares has a fair market net worth sufficient to sustain the risks inherent in an investment in the Shares (including potential loss and lack of liquidity), and (iii) the Shares otherwise are or will be a suitable investment for each client of Adviser that purchases Shares, and Adviser shall maintain files for six years disclosing the basis upon which the determination of suitability was made;

(2)    Adviser shall not execute any transaction involving the purchase of Shares in a discretionary account without prior written approval of the transactions by the investor;

(3)    Adviser shall have reasonable grounds to believe, based upon the information made available to it, that all material facts are adequately and accurately disclosed in the Registration Statement and provide a basis for evaluating the Shares;

(4)    In making the determination set forth in subparagraph (3) above, Adviser represents that it has or will have evaluated items of compensation, physical properties, tax aspects, financial stability and experience of the Company’s sponsor, Franklin Square Holdings, L.P. (“FSH”), the Company and their respective affiliates, conflicts of interest and risk factors, appraisals, as well as any other information deemed pertinent by Adviser;

(5)    Adviser, unless otherwise licensed as such, shall not act as a broker or dealer in connection with the purchase of Shares to be made by its client;

(6)    Adviser shall inform each prospective investor of all pertinent facts relating to the liquidity and marketability of the Shares; and

(7)    Shares shall only be offered by Adviser to investors who have engaged Adviser as an investment adviser and who have agreed to pay Adviser a fee for investment advisory services. If requested, Adviser shall certify to the Company and the Dealer Manager that each investor has met the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and that the investment in Shares is a suitable and appropriate investment for the investor. Adviser will only make offers to investors in the jurisdictions in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In participating in the Offering, Adviser will comply with applicable rules and regulations relating to the determination of suitability of investors. In order to evidence this suitability determination, Adviser agrees, if requested by the Company, to execute and deliver to the Company an RIA Certificate of Client Suitability in such form as the Company may require for each client of Adviser who purchases Shares.

(g)    Each client of Adviser desiring to purchase Shares in the Offering will be required to complete and execute a subscription agreement in the form attached as an appendix to the Prospectus (the “Subscription Agreement”) and to deliver to the Dealer Manager, through its transfer agent, DST Systems, Inc. (the “Transfer Agent”), such completed Subscription Agreement, together with a check, draft, wire or money order (hereinafter referred to as an “instrument of payment”) at the purchase price of the Shares . Persons who purchase Shares will be instructed by Adviser to make their checks payable to “FS Investment Corporation III.” Checks not made payable pursuant to this subparagraph (g) shall be returned directly to the subscriber who submitted the check. Subscriptions will be executed as described in the Registration Statement or as directed by the Company. Adviser will deliver such instrument of payment to the Transfer Agent not later than the end of the next business day following its receipt.

(h)    A sale of Shares shall be deemed to be completed only after the Company, through the Transfer Agent, receives a properly completed Subscription Agreement for Shares from Adviser evidencing the fact that the investor had received a final Prospectus at least five full business days prior to the completion date, together with payment of the full purchase price of each purchased Share from a buyer who satisfies each of the terms and conditions of the Registration Statement, and only after such Subscription Agreement has been accepted in writing by the Company.

(i)    Adviser shall have no obligation under this Agreement to advise its clients to purchase any of the Shares.

(j)    Adviser hereby confirms that it is familiar with Securities Act Release No. 4968 and Rule 15c2-8 under the Securities Exchange Act of 1934, as amended, relating to the distribution of preliminary and final prospectuses, and confirms that it has complied and will comply therewith.

(k)    Adviser agrees to retain in its files, for a period of at least six years, information that will establish that each purchaser of Shares falls within the permitted class of investors.

(l)    Adviser shall not (1) purchase Shares for its own account or (2) hold for investment any Shares purchased for its own account.

(m)    During the full term of this Agreement, the Company shall have full authority to take such action as it may deem advisable in respect to all matters pertaining to the performance of Adviser under this Agreement.

2.    Compensation to Adviser.

The Company shall pay no fees, commissions or other compensation to Adviser.

3.    Dealer Affiliation.

(a)    It is expressly understood between Adviser and the Company that the Company has entered into a follow-on dealer manager agreement with FSIC III Advisor, LLC and the Dealer Manager, dated May 31, 2017, that incorporates by reference the provisions of the dealer manager agreement dated December 20, 2013 (collectively, the “Dealer Manager Agreement”), which Dealer Manager Agreement contains the terms pursuant to which the Dealer Manager will offer the Shares for sale to the public. Shares offered and sold pursuant to this Agreement will be offered and sold through the Dealer Manager, a registered broker-dealer that is a member of FINRA. Adviser acknowledges and represents that this Agreement applies only to transactions effected by those investment adviser representatives who are not registered with a broker-dealer.

(b)    Adviser acknowledges and agrees that the Company and the Dealer Manager may cooperate with other investment advisers registered under the Investment Advisers Act, or comparable state securities laws. Investment advisers may enter into selected investment adviser agreements with the Company on terms and conditions similar to this Agreement and providing to their clients benefits similar to those set forth herein in accordance with the terms of the Registration Statement.

4.    Cooperation with the Dealer Manager.

Adviser will cooperate with the Dealer Manager in providing to the Dealer Manager all required account information for Adviser’s clients. Adviser agrees to provide to the Dealer Manager a copy of Adviser’s fee arrangement with its clients. Adviser further agrees to provide evidence of compliance with applicable securities laws, including the Investment Advisers Act, as may reasonably be requested by the Dealer Manager. Adviser understands and agrees that the Dealer Manager will treat any order to purchase Shares by clients of Adviser as an unsolicited order. The Dealer Manager will have final approval regarding the investment in the Shares by Adviser’s clients and may reject any prospective subscription upon the exercise of reasonable discretion.

5.    Conditions of Adviser’s Obligations.

Adviser’s obligations hereunder are subject, during the full term of this Agreement and the Offering, to the condition that no stop order shall have been issued suspending the effectiveness of the Registration Statement or the Offering.

6.    Conditions to the Company’s Obligations.

The obligations of the Company hereunder are subject, during the full term of this Agreement and the Offering, to the conditions that: (a) from the commencement of the Offering, and thereafter during the term of this Agreement while any Shares remain unsold, the Registration Statement shall remain in full force and effect authorizing the offer and sale of the Shares; (b) no stop order suspending the effectiveness of the Registration Statement or the Offering or other order restraining the Offering shall have been issued nor proceedings therefore initiated by any state regulatory agency or the SEC; and (c) Adviser shall have satisfactorily performed all of its obligations hereunder and complied with the covenants set forth in Section 1 and Section 7 hereof.

7.    Representations, Warranties and Covenants of Adviser.

Adviser represents, warrants and covenants, during the full term of this Agreement, that:

(a)    Adviser is an entity organized and presently in good standing under the laws of its state of formation.

(b) Adviser is registered as an investment adviser under the Investment Advisers Act, or under one or more state securities laws, and has complied with registration or notice filing requirements of the appropriate regulatory agency in each state in which Adviser has clients, or is exempt from such registration requirements.

(c)    Adviser shall comply with all applicable federal and state securities laws, including, without limitation, the disclosure requirements, custody of funds and securities of clients, and record keeping requirements of applicable securities laws, and the provisions thereof requiring disclosure of the existence of this Agreement.

(d)    With respect to any purchase of Shares for fiduciary or custodial accounts, Adviser shall be solely responsible for all determinations regarding compliance with the suitability standards set forth in the Prospectus with respect to all persons who directly or indirectly supplied the funds for the purchase of the Shares for such fiduciary or custodial accounts, or for the beneficiaries of such fiduciary or custodial accounts. Adviser further represents, warrants and covenants that the Adviser, or a person associated with Adviser, will make every reasonable effort to determine the suitability and appropriateness of an investment in Shares of each proposed person or beneficiary by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each such person or beneficiary of Shares, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established. Adviser acknowledges that the Dealer Manager and the Company will rely on Adviser’s determinations regarding compliance with suitability standards with respect to such persons or beneficiaries, and further acknowledges that the Dealer Manager and the Company will make no independent determinations of compliance with suitability standards with respect to such persons or beneficiaries.

(e)    Adviser shall be solely responsible with respect to the maintenance of all records obtained in connection with its determinations regarding compliance with the suitability standards set forth in the Prospectus with respect to such persons or beneficiaries. The Adviser agrees to retain such documents and records in the Adviser’s records for a period of at least six years from the date of the applicable sale of Shares and to make such documents and records available to (i) the Company upon request, and (ii) representatives of the SEC, FINRA and any other applicable jurisdictions upon the Adviser’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency.

(f)    Adviser is in compliance with and shall comply with Rule 206(4)-2 under the Investment Advisers Act with respect to the custody of Shares sold pursuant to this Agreement. Adviser represents and warrants that it has entered into an agreement with, or, before the sale of any Shares pursuant to this Agreement, will enter into an agreement with, one of the “qualified custodians” listed on Exhibit B of this Agreement for the maintenance and custody of Shares purchased by Adviser’s clients pursuant to the applicable program identified in Exhibit B.

(g)    Adviser shall have adequate procedures and system in place to provide for the valuation of illiquid investments, such as the Shares being purchased from the Company.

(h)    Adviser understands that from time to time the Company may provide or cause to be provided through the Transfer Agent or otherwise, one or more price files with respect to the Shares that may not reflect the actual value of the Shares. Adviser acknowledges and agrees that, except as otherwise may be required by law or regulation, the portfolio value and estimated per share value set forth on account statements provided by the Company or its agent to Adviser’s customers will reflect any discount to the Current Offering Price applicable to the purchase of the Shares by such customer.

(i)    Adviser’s acceptance of this Agreement constitutes a representation to the Company and its agents that Adviser has established and implemented an anti-money laundering compliance program and customer identification program (“AML Program”) in accordance with applicable law, including applicable rules of the SEC and The USA PATRIOT Act of 2001 (the “Patriot Act”), specifically including, but not limited to, the applicable section(s) of the Money Laundering Abatement Act (collectively, the “AML Rules”), reasonably expected to detect and cause the reporting of suspicious transactions in connection with the Offering. In addition, Adviser represents that it has established and implemented a program for compliance with Executive Order 13224 and all regulations and programs administered by the Treasury Department’s Office of Foreign Assets Control (“OFAC Program”) and will continue to maintain its OFAC Program during the term of this Agreement. Upon request by the Dealer Manager or the Company at any time, and for up to six (6) years after the termination of this Agreement, Adviser hereby agrees to furnish a copy of: (1) its AML Program and OFAC Program; (2) the findings and any remedial actions taken in connection with Adviser’s most recent independent testing of its AML Program and/or its OFAC Program; and (3) any other documents reasonably requested by the Company or the Dealer Manager. The parties acknowledge that the investors who purchase Shares through Adviser are “customers” of Adviser. Nonetheless, to the extent that the Company or the Dealer Manager deem it prudent, Adviser shall cooperate with the Company and the Dealer Manager and their respective agents with respect to auditing and monitoring of Adviser’s AML Program and its OFAC Program by providing, upon request, information, records, data and exception reports, related to investors in the Shares introduced to, and serviced by, Adviser (the “Customers”). Such documentation could include, among other things, copies of Adviser’s AML Program and its OFAC Program; documents maintained pursuant to Adviser’s

AML Program and its OFAC Program related to the Customers; any suspicious activity reports filed related to the Customers; audits and any exception reports related to Adviser’s AML activities; and any other files maintained related to the Customers. In the event that such documents reflect, in the opinion of the Company or Dealer Manager, a potential violation of their respective obligations, if any, in respect of its AML or OFAC requirements, Adviser will permit the Company or its agent to further inspect relevant books and records related to the Customers’ and/or Adviser’s compliance with AML or OFAC requirements. Notwithstanding the foregoing, Adviser shall not be required to provide any documentation that, in Adviser’s reasonable judgment, would cause Adviser to lose the benefit of attorney-client privilege or other privilege which it may be entitled to assert relating to the discoverability of documents in any civil or criminal proceedings. Adviser hereby represents that it is currently in compliance with all AML Rules and all OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Patriot Act. Adviser hereby agrees, upon request to (A) provide an annual certification that, as of the date of such certification (i) its AML Program and its OFAC Program are consistent with the AML Rules and OFAC requirements, (ii) it has continued to implement its AML Program and its OFAC Program, and (iii) it is currently in compliance with all AML Rules and OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Patriot Act; and (B) perform and carry out, on behalf of both the Company and the Dealer Manager, the Customer Identification Program requirements in accordance with Section 326 of the Patriot Act and applicable SEC and Treasury Department Rules thereunder.

8.    Covenants of the Company.

The Company represents, warrants and covenants during the full term of this Agreement, that:

(a)    The Company shall use its commercially reasonable efforts to maintain the effectiveness of the Registration Statement and to file such amendments to the Registration Statement as may be reasonably necessary for that purpose.

(b)    The Company shall inform Adviser promptly upon receiving any order issued by the SEC, any state regulatory agency or any other regulatory agency which suspends the effectiveness of the Registration Statement or prevents the use of the Prospectus or which otherwise prevents or suspends the Offering or sale of the Shares, or receives notice of any proceedings regarding any such order.

(c)    The Company shall use its commercially reasonable best efforts to prevent the issuance of any order described herein at subparagraph (b) hereof and to obtain the lifting of any such order if issued.

(d)    The Company shall give Adviser notice when the Registration Statement becomes effective and shall deliver to Adviser such number of copies of the Prospectus, and any supplements and amendments thereto, which are finally approved by the SEC, as Adviser may reasonably request for sale of the Shares.

(e)    The Company shall promptly notify Adviser of any post-effective amendments or supplements to the Registration Statement or Prospectus, and shall furnish Adviser with copies of any revised Prospectus and/or supplements and amendments to the Prospectus as Adviser may reasonably request for sale of the Shares.

(f)    The Company shall keep Adviser fully informed of any material development to which the Company is a party or which concerns the business and condition of the Company to the extent not publicly disclosed by the Company in its filings with the SEC.

(g)    The Company shall use its commercially reasonable efforts to cause the qualification of the Shares for offering and sale under the securities laws of such states as the Company shall elect.

9.    Payment of Costs and Expenses.

Adviser shall pay all costs and expenses incident to the performance of its obligations under this Agreement.

10.    Indemnification.

(a)    Adviser agrees to indemnify, defend and hold harmless the Company, the Dealer Manager, their affiliates and the officers, directors, trustees, employees and agents of the Company, the Dealer Manager and their affiliates (collectively, the “Indemnitees”), against all losses, claims, demands, liabilities and expenses, joint or several, including reasonable legal and other expenses incurred in defending such claims or liabilities, whether or not resulting in any liability to the Indemnitees, which they or any of them may incur, arising out of (1) the offer or sale by Adviser, or any person acting on its behalf, of the Shares pursuant to this Agreement; (2) the breach by Adviser, or any person acting on its behalf, of any of the terms and conditions of this Agreement; (3) the negligence, malpractice or malfeasance of Adviser or any person acting on its behalf; (4) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by Adviser or Adviser’s representatives or agents; or (5) any failure by Adviser or its representatives or agents to comply with any federal or state laws, rules or regulatory requirements, and will reimburse the Indemnitees in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the foregoing, in no event shall Adviser have any obligation to indemnify, defend or hold harmless any Indemnitee pursuant to this Section for any claim or liability caused by or arising out of, in connection with the offer and sale of the Shares, any untrue statement of a material fact by an Indemnitee or any omission by an Indemnitee of a material fact necessary to make any statements, in the light of the circumstances under which such statements were made, not misleading; provided that any such untrue statement or omission is not contained in or omitted from the Prospectus or Registration Statement or otherwise made or omitted by any Indemnitee on the basis of information supplied to any Indemnitee by Adviser. This indemnity provision shall survive the termination of this Agreement.

(b)    The Company agrees to indemnify, defend and hold harmless Adviser, its affiliates and the officers, directors, employees and agents of Adviser and its affiliates (collectively, the “Adviser Indemnitees”), against all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending such claims or liabilities, which they or any of them may incur, but only to the extent that such losses, claims, demands, liabilities and expenses shall arise out of or are based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or Registration Statement or in any application prepared or approved in writing by counsel to the Company and filed with any state regulatory agency in order to register or qualify the Shares under the securities laws thereof (the “Blue Sky applications”), or (2) any omission to state in the Prospectus or Registration Statement or any Blue Sky application a material fact necessary to make any statements made therein, in the light of the circumstances under which such statements were made, not misleading; provided, however, that the Company shall have no obligation to indemnify, defend or hold harmless Adviser Indemnitees pursuant to this Section in the event that (A) any such untrue statement or omission is based on information which was supplied by any Adviser Indemnitee, or (B) such claims or liabilities arise from Adviser Indemnitees’ own negligence, malpractice or malfeasance. This indemnity provision shall survive the termination of this Agreement.

(c)    An indemnified party under this Agreement shall notify any indemnifying party in writing promptly after the summons or other first legal process giving information of the nature of the claim served upon the party to be indemnified; provided, however, that the failure to notify an indemnifying party of any such claim shall not relieve such indemnifying party from its obligations hereunder except to the extent it shall have been prejudiced by such failure. In the case of any such claim, if the party to be indemnified notified the indemnifying party of the commencement thereof as aforesaid, the indemnifying party shall be entitled to participate at its own expense in the defense of such claim. If the indemnifying party so elects, in accordance with arrangements satisfactory to any other indemnifying party or parties similarly notified, the indemnifying party shall have the option to assume the entire defense of the claim, with counsel who shall be satisfactory to such indemnified party and all other indemnified parties who are defendants in such action; and after notice from the indemnifying party of its election so to assume the defense thereof and the retaining of such counsel by the indemnifying party, the indemnifying party shall not be liable to such indemnified party under subparagraphs (a) and (b) above for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than for the reasonable costs of investigation.

11.    Term of Agreement.

This Agreement shall become effective as of the later of (i) the date on which this Agreement is executed by the Company and Adviser and (ii) the date on which the Registration Statement is declared effective. Each party may terminate this Agreement at any time for any reason by giving thirty (30) days’ written notice to the other party; provided, however, that this Agreement shall in any event automatically terminate at the first occurrence of any of the following events: (a) the Registration Statement shall cease to be effective; (b) the Offering shall be terminated; or (c) Adviser’s license or registration to act as an investment adviser shall be revoked or suspended by any federal, self-regulatory, or state agency and such revocation or suspension is not cured within ten (10) days from the date of such occurrence. In any event, this Agreement shall be deemed suspended during any period for which such license is revoked or suspended.

12.    The Dealer Manager as Intended Third-Party Beneficiary.

The Dealer Manager is an intended third-party beneficiary of this Agreement and specifically the agreements, representations and covenants of Adviser made herein.

13.    Notices.

All notices and communications hereunder shall be in writing and shall be deemed to have been given and delivered when deposited in the United States mail, postage prepaid, registered or certified mail, or sent by facsimile transmission, to the applicable address set forth below.

If to the Company:	FS Investment Corporation III
201 Rouse Boulevard
Philadelphia, Pennsylvania 19112
Attention: Chief Compliance Officer

If to Adviser, to the person whose name and address are identified in Exhibit A hereto.

14.    Successors.

This Agreement shall be binding upon and inure to the benefit of the parties hereto, and shall not be assigned or transferred by Adviser by operation of law or otherwise.

15.    Confidentiality.

Dealer Manager, the Company, FSH or one of their affiliates or employees, agents or advisers (“Representatives”) (all such entities and persons, collectively, the “FS Entities”) may have provided and will furnish to Adviser or its affiliates or Representatives with certain information that is either non-public, confidential or proprietary in nature in connection with Adviser’s review, investigation, examination and evaluation (the “Due Diligence Evaluation”) of the Company in connection with the Offering. This information furnished to Adviser or its affiliates or Representatives, including the terms and conditions of any agreements entered into between Adviser or its affiliates and any FS Entity, together with analyses, compilations, forecasts, studies or other documents prepared by Adviser or its affiliates or Representatives which contain or otherwise reflect such information is hereinafter referred to as the “Information.” The term Information shall not include such portions of the Information which (i) are or become generally available to the public other than as a result of a disclosure by Adviser or its affiliates or Representatives in violation of this Agreement, or (ii) become available to Adviser on a non-confidential basis from a source other than an FS Entity that has a bona fide right to do so and which is not subject to any obligation to keep such information confidential. In consideration of the FS Entities furnishing Adviser or its affiliates or Representatives with the Information, Adviser agrees that:

(a)    The Information will be kept confidential and shall not, without FSH’s prior written consent, be disseminated or disclosed by Adviser or its affiliates or Representatives, in any manner whatsoever, in whole or in part, and shall not be used by Adviser or its affiliates or Representatives, other than in connection with performing the Due Diligence Evaluation. Moreover, Adviser agrees to reveal the Information only to such of its affiliates or Representatives who need to know the Information for the purpose of performing the Due Diligence Review, who are informed by Adviser of the confidential nature of the Information and who agree to act in accordance with the terms and conditions of this Section 15.

(b)    All copies of the Information will be returned to FSH or destroyed upon FSH’s request.

(c)    In the event that Adviser or any of its affiliates or Representatives are requested or required (by oral questions, depositions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose any of the Information, Adviser will (i) promptly notify the Company of the existence, terms and circumstances surrounding such request; (ii) consult with the Company on the advisability of taking legally available steps to resist or narrow such request; and (iii) assist the Company in seeking a protective order or other appropriate remedy to assure that confidential treatment will be accorded to such portion of the Information required to be disclosed. In the absence of a protective order or other appropriate remedy, Adviser agrees that Adviser will only disclose that portion of the Information which, in the opinion of counsel, Adviser is required to disclose. Adviser agrees that Adviser shall be responsible for any breach of this Agreement by Adviser’s Representatives. Adviser further agrees to exercise its reasonable efforts to otherwise preserve the confidentiality of the Information. Upon reasonable notice, Adviser further agrees to cooperate with the FS Entities in obtaining a protective order or other appropriate remedy.

(d)    In no event shall any of the FS Entities be liable for any losses, damages, claims or expenses incurred or actions undertaken by Adviser or its affiliates or Representatives as a result of their receipt of the Information or their use thereof. Adviser agrees that the Information is and shall remain the property of FSH and that none of the FS Entities has granted Adviser or its affiliates or Representatives any license, copyright, or similar right with respect to any of the Information.

(e)    Adviser hereby acknowledges that Adviser is aware, and that Adviser will advise its affiliates or Representatives who have been provided with Information, that the United States securities laws prohibit any person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Adviser further acknowledges that some or all of the Information is or may be price-sensitive information and that the use of such Information may be regulated or prohibited by applicable legislation relating to insider dealing and we undertake, on behalf of ourselves and our Representatives, not to use any Information for any unlawful purpose.

(f)    FSH has the right to enforce this Section 15 as a third party beneficiary.

16.    Miscellaneous.

(a)    This Agreement shall be construed in accordance with the applicable laws of the state of Delaware.

(b)    Nothing in this Agreement shall constitute Adviser as in association with or in partnership with the Company.

(c)    This Agreement embodies the entire understanding between the parties to the Agreement, and no variation, modification or amendment to this Agreement shall be deemed valid or effective unless it is in writing and signed by both parties hereto.

(d)    If any provision of this Agreement shall be deemed void, invalid or ineffective for any reason, the remainder of this Agreement shall remain in full force and effect.

(e)    The representations, warranties and agreements contained in this Agreement are made as of the date hereof and as of any time during the Offering period and such representations, warranties and agreements, including the indemnity provisions herein, shall remain operative and survive the sale of the Shares.

(f)    This Agreement may be executed in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument comprising this Agreement.

17.    Electronic Signature Use

If Adviser has adopted or adopts a process by which persons may authorize certain account-related transactions and/or requests, in whole or in part, by “Electronic Signature” (as such term is defined by the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. 7001 et seq., the Uniform Electronic Transactions Act, as promulgated by the Uniform Conference of Commissioners on Uniform State Law in July 1999 and as adopted by the relevant jurisdiction(s) where Adviser is licensed, and applicable rules, regulations and/or guidance relating to the use of electronic signatures issued by the SEC, FINRA and the North American Securities Administrators Association (“NASAA”) including, as applicable, the NASAA Statement of Policy Regarding Use of Electronic Offering Documents And Electronic Signatures, adopted May 8, 2017, as amended (collectively, “Electronic Signature Law”)), to the extent the Fund allows the use of Electronic Signature, in whole or in part, Adviser represents that: (i) each Electronic Signature will be genuine; (ii) each Electronic Signature will represent the signature of the person required to sign the Subscription Agreement or other form to which such Electronic Signature is affixed; (iii) Adviser will comply with all applicable terms of the Electronic Signature Law; and (iv) Adviser agrees to the Electronic Signature Use Indemnity Agreement attached as Exhibit C hereto.

If Adviser intends to use electronic delivery to distribute the Prospectus or other documents related to the Fund to any person, Adviser will comply with all applicable rules, regulations and/or guidance relating to the electronic delivery of documents issued by the SEC, FINRA, NASAA and individual state securities administrators, and any other applicable laws or regulations related to the electronic delivery of offering documents including, as appropriate, Electronic Signature Law. Adviser shall obtain and document its receipt of the informed consent to receive documents electronically of persons seeking to invest in the Fund prior to delivering the Prospectus in electronic format to such persons, which documentation shall be maintained by Adviser and made available to the Fund and/or the Dealer Manager upon request.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth on Exhibit A hereto.

ADVISER:		COMPANY:

FS INVESTMENT CORPORATION III

By:	By:
Print Name:	Print Name:
Title:	Title:

EXHIBIT A

TO

FOLLOW-ON SELECTED INVESTMENT ADVISER AGREEMENT

This Exhibit A is attached to and made a part of that certain Follow-On Selected Investment Adviser Agreement, dated as of the      day of             , 2017, by and between FS Investment Corporation III and                                              .

1.    Date of Agreement:             , 2017

2.    Identity of Adviser:

Firm Name:

Type of Entity:

State of Organization:

Qualified to Do Business and in Good Standing in the Following States:

Registered as an Investment Adviser in the Following States:

3.    Name and Address for Notice Purposes:

Name:

Title:

Company:

Address:

City, State and Zip Code:

Telephone Number (including area code):

Email:

4.    Pricing

Each eligible client of Adviser desiring to purchase any Shares in the Offering shall purchase such Shares at the Current Offering Price, as may be adjusted from time to time as more fully described in the Prospectus.

5.    Please complete the following for our records:

(a)    How many investment adviser representatives are with your firm?

(Please enclose a current list. All information will be held in confidence.)

(b)    Does your firm publish a newsletter?   [    ]   Yes    [    ]   No

What is/are the frequency of the publication(s)?

[    ] Weekly    [    ] Monthly    [    ] Quarterly    [    ] Bi-weekly    [    ] Bi-monthly

[    ] Other (please specify)

Please place FS Investment Corporation III on your mailing list.

(c)    Does your firm have regular internal mailings, or bulk package mailings to its investment adviser representatives?   [    ]  Yes    [    ]  No

Please place FS Investment Corporation III on your mailing list.

(d)    Website address:

Person responsible:

EXHIBIT B

TO

FOLLOW-ON SELECTED INVESTMENT ADVISER AGREEMENT

QUALIFIED CUSTODIAN PROGRAMS

Name of Custodian	Name of Program

EXHIBIT C

TO

FOLLOW-ON SELECTED INVESTMENT ADVISER AGREEMENT

ELECTRONIC SIGNATURE USE INDEMNITY AGREEMENT

Adviser has adopted a process by which clients may authorize certain account-related transactions or requests, in whole or in part, evidenced by Electronic Signature (as such term is defined in Section 15 of the Selected Investment Adviser Agreement). In consideration of the Company allowing Adviser and its clients to authorize certain account-related transactions and/or requests, in whole or in part, by Electronic Signature, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Adviser does hereby, for itself and its successors and permitted assigns, covenant and agree to indemnify and hold harmless the Company, the Manager, the Dealer Manager, each of their affiliates and each of their and their affiliates’ officers, directors, committee members, principals, shareholders, controlling persons, representatives, partners, trustees, agents and employees, in whatever capacity they may act, from and against any and all losses, costs, expenses, claims, judgments, damages, settlement costs, fees and related expenses (including attorneys’ fees and expenses), arising out of or in connection with any actual or alleged act or omission by Adviser related to the representations or covenants set forth in Section 15 of and Exhibit C to the Selected Investment Adviser Agreement or the representations described below.

Adviser represents that it will comply with all applicable terms of Electronic Signature Law as outlined in Section 17 of the Selected Investment Adviser Agreement. Adviser represents that the Company may accept any Electronic Signature without any responsibility to verify or authenticate that it is the signature of Adviser’s client given with such client’s prior authorization and consent. Adviser represents that the Company may act in accordance with the instructions authorized by Electronic Signature without any responsibility to verify that Adviser’s client intended to give the Electronic Signature for the purpose of authorizing the instruction, transaction or request and that Adviser’s client received all disclosures required by applicable Electronic Signature Law. Adviser agrees to provide a copy of each Electronic Signature and further evidence supporting any Electronic Signature upon request by the Company.